NSAR ITEM 77O
June 1, 2001 - November 30, 2001
VK Growth and Income Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1             Willis Group Salomon Smith  38,700       0.194      6/11/01
                  Holdings      Barney

2             Phoenix        Merrill     154,700       0.317      6/19/01
                  Companies      Lynch

    3             Lucent       Salomon Smith   7,420       0.424      8/01/01
			Technologies  Barney

    4             Anthem Inc.    Goldman     121,400       0.253     10/29/01
                                  Sachs
Underwriters for #1
Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Warburg LLC
BNP Paribas
Cochran, Caronia Securities LLC
Conning & Company
Dowling & Partners Securities, LLC
A.G. Edwards & Sons, Inc.
Epoch Partners
First Union Securities, Inc.
Fox-Pitt, Kelton Inc.
Friedman, Billings, Ramsey
Janney Montgomery Scott LLC
Keefe, Bruyette & Woods, Inc.
Legg Mason Wood Walker, Incorporated
Neuberger & Bergman
Shemano Group
Muriel Siebert & Co., Inc.

Underwriters for #2
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
A.G. Edwards & Sons, Inc.
Bear, Stearns & Co., Inc.
Deutsche Banc Alex. Brown Inc.
UBS Warburg LLC
ABN Amro Incorporated
Advest, Inc.
Banc of America Securities LLC
Barrington Research Associates, Inc.
BMO Nesbitt Burns Corp.
BNY Capital Merkets, Inc.
Conning & Company
Dresdner Kleinwort Wasserstein
Fox-Pitt, Kelton Inc.
Janney Montgomery Scott LLC
Edward D. Jones & Co. L.P.
Keefe, Bruyette & Woods Inc.
Morgan Keegan & Company, Inc.
Neuberger Berman, LLC
Putnam, Lovell & Thornton Inc.
Wachovia Securities, Inc.
The Williams Capital Group, L.P.

Underwriters for #3
Morgan Stanley
Salomon Smith Barney
Bear Stearns & Co Inc.
J.P. Morgan
Merrill Lynch & Co.
SG Cowen Securities Corp.

Underwriters for #4
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
UBS Warburg LLC
ABN AMRO Rothschild LLC
Dresdner Kleinwort Wasserstein Securities LLC
A.G. Edwards & Sons, Inc.
McDonald Investments Inc.
Utendahl Capital Partners, L.P.
BNY Capital Markets, Inc.
Dain Rauscher Incorporated
Epoch Securities, Inc.
First Union Securities, Inc.
Edward D. Jones & Co., L.P.
Keefe, Bruyette & Woods, Inc.
Prudential Securities Incorporated
Sandler O'Neill & Partners, L.P.
SunTrust Capital Merkets, Inc.
Wells Fargo Van Kasper, LLC
Advest, Inc.
Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.
Blaylock & Partners, L.P.
Dowling & Partners Securities, LLC
C.L. King & Associates, Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets, LLC
Melvin Securities, L.L.C.
NatCity Investments, Inc.
Neuberger Berman, LLC
Ramirez & Co., Inc.
Stephens Inc.
Stifel, Nicholaus & Company, Incorporated
May Davis Group, Inc.